Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Addus Homecare Corporation

Downers Grove, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-192163) and Form S-8 (Nos. 333-190433 and 333-164413) of Addus HomeCare Corporation of our reports dated March 16, 2015, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Addus HomeCare Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Chicago, IL

March 16, 2015